UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 01, 2023

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive
Goleta, California		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Financial Officer

On September 1, 2023, Kristin Caltrider, Executive Vice President, Finance, Chief Financial Officer and Treasurer, notified Inogen, Inc. (the “Company”) of her intention to step down as an officer of the Company effective upon the date a new Executive Vice President, Chief Financial Officer and Treasurer commences employment, which will occur on September 11, 2023. Ms. Caltrider’s decision was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies, or practices. Ms. Caltrider has agreed to remain in a non-executive employee role to assist with the transition of her duties through September 29, 2023.

Appointment of Interim Chief Financial Officer

Effective as of September 11, 2023, the Company’s board of directors (the “Board”) appointed Michael K. Sergesketter to serve as the Company’s interim Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Michael K. Sergesketter, previously served as the Company’s interim Executive Vice President, Chief Financial Officer and Treasurer from December 2021 until May 2022. Mr.Sergesketter served as the Vice President and Chief Financial Officer at Kimball Electronics, Inc., an electronics manufacturing company, from October 2014 to July 2021. Prior to the spin-off of Kimball Electronics, Mr. Sergesketter served as the Vice President and Chief Financial Officer for Kimball Electronics Group, Inc., an electronics manufacturing company, from July 1996 to October 2014. Prior to Kimball Electronics Group, Mr. Sergesketter served as Vice President of Audit and Management Services at Kimball International, Inc., a commercial furnishings company, from January 1991 to June 1996. Prior to that, Mr. Sergesketter held various internal audit roles at Kimball International, Inc. from June 1981 to January 1991. Mr. Sergesketter holds a B.S. in accounting from University of Southern Indiana.

Interim Chief Financial Officer Compensation Arrangements

On September 5, 2023, the Board, upon the recommendation of the Company’s Compensation Committee, approved Mr. Sergesketter’s offer letter. The offer letter has an initial term of six months and automatically extends on a month-to-month basis thereafter and provides that Mr. Sergesketter is an at-will employee. The offer letter provides that Mr. Sergesketter’s base compensation shall be $40,000 per month in cash, that he shall be eligible to receive employment benefits pursuant to the Company’s benefit plans as in effect, and that upon satisfactorily completing the employment term and returning all company property, Mr. Sergesketter will be eligible to receive a $10,000 gross completion bonus in cash.

The summary of Mr. Sergesketter’s offer letter set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, the Company has entered into its standard form of indemnification agreement with Mr. Sergesketter. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Sergesketter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Sergesketter or any other person pursuant to which Mr. Sergesketter was selected as an officer of the Company. There are no family relationships between Mr. Sergesketter and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On September 7, 2023, the Company issued a press release announcing the resignation and appointment described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Offer Letter by and between Inogen, Inc. and Michael K. Sergesketter, dated September 6, 2023.
99.1	Press Release dated September 7, 2023
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date:	September 7, 2023	By:	/s/ Nabil Shabshab
Nabil Shabshab Chief Executive Officer and President (Principal Executive Officer)